SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ROMANTIQUE LTD.

 (Exact name of registrant as specified in its Charter)

New York	46-0956015
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

64 West 48th Street New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box ☐.

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box ☒.

Securities Act Registration statement file number to which this form relates:
333-187917

Securities to be registered pursuant to Section 12 (g) of the Act:

Common Stock, .0001 par value

 (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The information included under the heading “Description of Securities” including subheading “Common Stock,” of the Registration Statement on Form S-1 of Romantique Ltd. (Registration No. (333-187917), as amended, is incorporated herein by reference.  The final Prospectus to be filed by ROMANTIQUE LTD. pursuant to Rule 424 (b) is also deemed incorporated by reference herein upon such filing.

ITEM 2. EXHIBITS.

The following documents are included as Exhibits as indicated, to the Registration Statement and incorporated herein by this reference:

REGISTRATION STATEMENT

EXHIBIT DESCRIPTION	EXHIBIT NUMBER

Certificate of Incorporation of Registrant	3.1

Bylaws of Registrant	3.2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ROMANTIQUE LTD.

Date: June 28, 2013	By:	/s/ Yitzchok Gurary
Name: Yitzchok Gurary Title: Chief Executive Officer, President